SOFTWARE DEVELOPMENT AGREEMENT

This Software Development Agreement (“Agreement”) is made and entered into as of April 27, 2026 (“Effective Date”), by and between:

Developer: Centuno Company Limited, No.399, Interchange 21 Building, 33rd Floor, Sukhumvit Road, Khlong Toei Nuea Sub-district, Vadhana District, Bangkok Metropolis.
Client: Luvulis Corporation, 6608 N Western Avenue 1121, Oklahoma City, OK 73116, USA.

RECITALS

WHEREAS, Developer provides software and API development services; and

WHEREAS, Client desires to engage Developer for the development of certain API infrastructure and related software components under the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and promises herein contained, the parties agree as follows:

1. Development Services

Developer hereby agrees to develop for Client, and Client hereby agrees to engage Developer for, the API development services (the “Services”) in accordance with the specifications, phases, deliverables, timelines, and fees set forth in Exhibit A – Statement of Work.

The Services include, without limitation:

• API architecture and system design

• Currency conversion engine implementation

• Real-time FX data processing

• REST API endpoint development

• Caching layer implementation

• Security and authentication systems

• QA & testing

• Cloud deployment and DevOps configuration

2. Delivery Schedule

The term of this Agreement shall commence on April 27, 2026 and shall continue until May 29, 2026 (the “Completion Date”), unless terminated earlier pursuant to Section 7 of this Agreement.

Following completion of the Services by Developer, Client shall have three (3) business days for internal testing and review of the delivered product. Upon completion of such review period, the delivered product shall be deemed accepted unless Client provides written notice of material deficiencies within such period.

3. Fees and Payment

Client shall pay Developer a total fixed development fee of $32,400 USD (the “Development Fee”) for the full scope of Services described in this Agreement and Exhibit A.

3.1 Payment Schedule

The Development Fee shall be paid in two (2) installments as follows:

(a) First Installment – Stages 1–2 (API Architecture & System Setup; Core Currency Conversion Engine)

Client shall pay an amount of $8,800 USD upon execution of this Agreement on April 27, 2026.

(b) Second Installment – Milestones 3–8 (Remaining Development Scope)

Client shall pay an amount of $23,600 USD no later than June 30, 2026, or within thirty (30) days following completion of the Services, whichever occurs earlier.

3.2 Early Payment

Client may, at its sole discretion, make any payment prior to the applicable due date, including prepayment of any installment or the full Development Fee.

4. Payment Method

Payments shall be made via Bank Transfer to the account designated by Developer. All payments shall be made in U.S. dollars and are non-refundable except as otherwise provided herein.

5. Use of Deliverables

All intellectual property rights in the developed API solution remain solely with Developer until full and final payment of the Development Fee has been received.

Upon completion of the Services on the Completion Date, Developer shall deliver the developed API solution and related deliverables to Client for testing and evaluation purposes only.

Client shall have a limited, non-exclusive, non-transferable right to use the delivered API solution solely for internal testing and evaluation purposes prior to full and final payment of the Development Fee.

Upon full and final payment of the Development Fee, Client shall receive a worldwide, non-exclusive, perpetual right to use the developed API solution and related deliverables for lawful business purposes.

Developer retains the right to use general knowledge, experience, and non-confidential development methods utilized during the performance of the Services, provided that such use does not disclose Client’s confidential information or proprietary deliverables.

Delivery and acceptance of the Services shall not constitute transfer of intellectual property rights.

6. Client Inputs

Client shall be responsible for supplying all information and resources reasonably required for performance of the Services, including system requirements, credentials, third-party services, and timely approvals.

Any delay in providing such inputs may extend delivery timelines without penalty to Developer.

7. Maintenance and Support

Developer shall provide reasonable technical assistance related to the delivered Services during the internal testing period specified in Section 2.

Any additional modifications, upgrades, maintenance, or support services requested after completion of the agreed scope shall be subject to a separate agreement between the parties.

8. Termination

Either party may terminate this Agreement with written notice in the event of a material breach by the other party.

In the event of termination, Client shall pay Developer for all completed development stages and work performed up to the effective termination date in accordance with Exhibit A Statement of Work.

Any completed and paid portions of the Services delivered prior to termination shall remain the property of Client.

9. Non-Disclosure

Each Party agrees not to disclose confidential information obtained during the course of the engagement, including technical, operational, and business-related materials.

This obligation continues after termination of the Agreement.

10. Limitation of Liability

Developer shall not be liable for any indirect, incidental, special, or consequential damages arising from the use or inability to use the developed software or API services.

Client assumes responsibility for the implementation, operation, and commercial use of the delivered product following acceptance.

11. Governing Law

This Agreement shall be governed by and construed in accordance with the laws of State of Oklahoma, United States of America.

12. Entire Agreement

This Agreement and its Exhibits represent the full understanding between the Parties and override all prior communications.

Any amendments must be documented in writing and signed by both Parties.

13. Notices

All notices under this Agreement shall be in writing and sent to the addresses listed above, by email or registered mail.

(signature page follows)

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

Developer: Centuno Company Limited	Client: Luvulis Corporation
/s/ Centuno Company Limited Date: April 27, 2026	/s/ Luvulis Corporation Date: April 27, 2026

Exhibit A – Statement of Work

Module	Description	Hours	Completion Date	Rate (USD/ hour)	Cost (USD)
API architecture & system setup	Design of scalable backend architecture, database schema, API structure, versioning strategy, and project initialization.	30	May 1, 2026	80	2400
Core currency conversion engine	Development of conversion logic, currency pair handling, calculation rules, precision handling, and core business logic layer.	80	May 8, 2026	80	6400
Real-time FX rate processing (multi-source normalization)	Processing of real-time foreign exchange rates with normalization of heterogeneous data inputs into a unified format, implementation of data validation rules, discrepancy handling logic, and automated fallback mechanisms to maintain continuous and consistent rate updates.	75	May 15, 2026	80	6000
REST API endpoints (versioned + optimized)	Implementation of RESTful endpoints, request/response structure, API versioning, pagination, and performance optimization.	65	May 20, 2026	80	5200
Caching layer (Redis / hybrid strategy)	Implementation of caching system to reduce API calls, improve response time, and handle high-frequency requests efficiently.	30	May 22, 2026	80	2400
Security (API keys + rate limiting + validation)	API authentication layer, key management, request throttling, input validation, and basic protection against abuse.	30	May 24, 2026	80	2400
QA & testing (functional + load testing)	Unit testing, integration testing, API validation, and basic load testing to ensure stability under expected traffic.	50	May 27, 2026	80	4000
Cloud deployment & DevOps (CI/CD + environments)	Cloud setup, CI/CD pipeline, staging/production environments, deployment automation, and monitoring baseline setup.	45	May 29, 2026	80	3600
TOTAL		405			32400

Developer: Centuno Company Limited	Client: Luvulis Corporation
/s/ Centuno Company Limited Date: April 27, 2026	/s/ Luvulis Corporation Date: April 27, 2026